Exhibit 99.2 Earnings Presentation Second Quarter 2019

Forward Looking Statement Disclosure Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: (i) economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; (ii) the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iii) management’s ability to effectively execute its business plans; (iv) mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; (v) the possibility that any of the anticipated benefits of the Company’s merger with MainSource Financial Group, Inc. will not be realized or will not be realized within the expected time period; (vi) the effect of changes in accounting policies and practices; (vii) changes in consumer spending, borrowing and saving and changes in unemployment; (viii) changes in customers’ performance and creditworthiness; and (ix) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Form 10-K for the year ended December 31, 2018, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement. . 2

2Q 2019 Results

115th Consecutive Quarter of Profitability

Profitability	• Net income = $52.7 million or $0.53 per diluted share. Adjusted[1] net income = $57.4 million or $0.58 per diluted share,[2]. • Return on average assets = 1.50%. Adjusted[1] return on average assets = 1.63%. • Return on average shareholders' equity = 9.85%. Adjusted[1] return on average shareholders' equity = 10.72%. • Return on average tangible common equity = 17.33%[1]. Adjusted[1] return on average tangible common equity = 18.87%.
Income Statement	• Net interest income = $122.3 million. • Net interest margin of 3.99% on a GAAP basis; 4.04% on a fully tax equivalent basis[1]. • Noninterest income = $34.6 million; $34.6 million[1] as adjusted. • Noninterest expense = $84.4 million; $78.9 million[1] as adjusted for merger related items. • Efficiency ratio = 53.76%. Adjusted[1] efficiency ratio = 50.26%. • Effective tax rate of 20.0%. Adjusted[1] effective tax rate of 19.6%.
Balance Sheet	• EOP assets increased $363.4 million compared to the linked quarter to $14.4 billion. • EOP loans increased $171.6 million compared to the linked quarter to $9.0 billion. • Average deposits increased $28.7 million compared to the linked quarter to $10.1 billion. • EOP investment securities increased $46.9 million compared to the linked quarter.
Asset Quality	• Provision expense = $6.7 million. Net charge-offs = $1.8 million. NCOs / Avg. Loans = 0.08% annualized. • Nonperforming Loans / Total Loans = 0.99%. Nonperforming Assets / Total Assets = 0.62%. • ALLL / Nonaccrual Loans = 119.86%. ALLL / Total Loans = 0.69%. Classified Assets / Total Assets = 1.02%.
Capital	• Total capital ratio = 14.21%. • Tier 1 common equity ratio = 12.02%. • Tangible common equity ratio = 9.34%. • Tangible book value per share = $12.79.

FIRST

first financial bancorp

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.
[2] See Slide 5 for Adjusted Earnings detail.

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2Q 2019 Highlights Solid quarterly earnings Adjusted1 earnings per share - $0.58 Adjusted1 return on assets – 1.63% Adjusted1 return on average tangible common equity – 18.87% Net income reduced by $5.2 million of severance and merger related expenses Strong loan growth Loan balances increased $171.6 million compared to the linked quarter Strong growth surpassed expectations; driven by ICRE and mortgage banking Modest deposit growth primarily in public funds and retail CDs Seasonal public fund growth and higher retail CDs more than offset declines in money markets and brokered CDs Net interest margin in line with expectations Decline driven by higher funding costs and day count Strong fee income growth $7.8 million, or 29.1% increase in fee income compared to the linked quarter Driven by record client derivative fees and strong mortgage banking activity in addition to higher bankcard and service charge income Disciplined expense management Adjusted1 noninterest expense of $78.9 million; Includes $0.8 million contribution to the First Financial Foundation Stable credit quality continues to be affected by franchise relationship discussed in the first quarter Provision expense of $6.7 million; $4.0 million of additional reserves related to the franchise relationship Strong Capital ratios Total capital of 14.21%; Tier 1 common equity of 12.02%; Tangible common equity of 9.34% Tangible book value increased to $12.79 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 4

Adjusted1 Net Income The table below lists certain adjustments that the Company believes is significant to understanding our quarterly performance. 2Q 2019 1Q 2019 As Reported Adjusted As Reported Adjusted Net interest income $ 122,302 $ 122,302 $ 121,515 $ 121,515 Provision for loan and lease losses $ 6,658 $ 6,658 $ 14,083 $ 14,083 Noninterest income $ 34,638 $ 34,638 $ 26,827 $ 26,827 less: gains (losses) on investment securities - 52 A - (34) A Total noninterest income $ 34,638 $ 34,586 $ 26,827 $ 26,861 Noninterest expense $ 84,378 $ 84,378 $ 78,499 $ 78,499 less: severance and merger-related expenses - 5,187 A - 1,734 A less: other - 336 A - 78 A Total noninterest expense $ 84,378 $ 78,855 $ 78,499 $ 76,687 Income before income taxes $ 65,904 $ 71,375 $ 55,760 $ 57,606 Income tax expense $ 13,201 $ 13,201 $ 9,921 $ 9,921 less: tax effect of executive compensation - 365 - - plus: tax effect of adjustments (A) @ 21% statutory rate - 1,150 - 388 Total income tax expense $ 13,201 $ 13,986 $ 9,921 $ 10,309 Net income $ 52,703 $ 57,389 $ 45,839 $ 47,297 Net earnings per share - diluted $ 0.53 $ 0.58 $ 0.47 $ 0.48 Pre-tax, pre-provision return on average assets 2.06% 2.22% 2.03% 2.08% 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. All dollars shown in thousands, except per share amounts. 5

Profitability Diluted EPS Return on Average Assets 1.64% 1.72% 1.63% $0.61 1.60% $0.57 $0.58 $0.58 1.38% $0.48 1.59% $0.56 1.45% 1.50% $0.51 $0.53 1.33% $0.47 1.05% $0.37 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 1 1 Diluted EPS Adjusted EPS ROA Adjusted ROA Return on Avg Tangible Common Equity Efficiency Ratio 21.00% 20.83% 21.29% 18.87% 67.5% 56.1% 53.6% 52.9% 53.8% 16.45% 51.6% 51.1% 49.3% 51.7% 50.3% 18.5% 19.6% 17.3% 16.0% 13.7% 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 1 1 ROATCE Adjusted ROATCE Efficiency Ratio Adjusted Efficiency Ratio 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 6

Net Interest Margin Net Interest Margin (FTE) 2Q19 NIM (FTE) Progression 1Q19 4.10% 4.21% 4.15% 4.12% 4.10% 4.04% Asset yield and mix -0.01% 0.29% 0.29% 0.29% 0.23% 0.23% Loan fees 0.01% 0.17% 0.11% 0.15% 0.13% 0.12% Funding costs and mix -0.05% 3.75% 3.76% 3.71% 3.70% 3.69% Purchase accounting 0.01% Day count -0.02% 2Q18 3Q18 4Q18 1Q19 2Q19 Basic Margin (FTE) Loan Fees Purchase accounting 2Q19 4.04% 7

Average Balance Sheet Average Loans Average Deposits 5.73% 5.69% 5.53% 5.73% 5.49% 0.78% 0.82% 0.68% 0.57% 0.59% $8,933 $8,849 $8,766 $8,773 $8,853 $10,383 $9,888 $10,050 $10,068 $10,096 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Gross Loans Loan Yield (Gross)1 Total Deposits Cost of Deposits Average Securities 3.44% 3.30% 3.29% 3.16% 3.21% $3,157 $3,168 $3,205 $3,356 $3,409 2Q18 3Q18 4Q18 1Q19 2Q19 Average Investment Securities Investment Securities Yield All dollars shown in millions 1 Includes loans fees and purchase accounting accretion 8

Loan Portfolio Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) Total $9.0 Billion ICRE $189.8 $1,100 Commercial -$21.3 12% 1 $2,950 Small Business Banking -$27.9 $1,065 33% 12% Consumer -$7.3 $884 Mortgage $47.9 10% Commercial Finance -$7.5 $1,221 $1,761 13% 20% Other -$2.1 ICRE Commercial Small Business Banking Consumer Total growth/(decline): Mortgage1 Commercial Finance $171.6 million 1 Decline primarily related to commercial real estate loans All dollars shown in millions. 9

Deposits Deposit Product Mix (Avg) 2Q19 Average Deposit Progression Total $10.1 billion Interest-bearing demand -$1.4 $1,353 $2,316 13% 23% Public Funds $112.8 $1,565 16% Savings $1.3 $688 7% Money Markets -$74.2 $892 $1,443 9% Retail Time Deposits $41.0 14% $1,839 18% Brokered CDs -$42.9 Interest-bearing demand Public Funds Noninterest-bearing -$7.9 Savings Money Markets Retail Time Deposits Brokered CDs Noninterest-bearing Total growth/(decline): $28.7 million All dollars shown in millions. 10

Asset Quality Classified Assets / Total Assets Nonperforming Assets / Total Assets 1.00% 1.00% 1.01% 1.02% 0.94% 0.63% 0.60% 0.62% $147.8 0.46% 0.47% $139.3 $138.9 $142.0 $131.7 $90.2 $88.2 $83.9 $64.2 $64.6 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Classified Assets Classified Assets / Total Assets NPAs NPAs / Total Assets Allowance / Total Loans Net Charge Offs & Provision Expense 0.64% 0.18% 0.29% -0.02% $13.9$14.1 0.08% 0.65% 0.64% 0.64% 0.69% 0.61% $61.5 $54.1 $57.7 $56.5 $56.7 $6.7 $6.5 $5.3 $4.0 $3.7 $3.2 -$0.4 $1.8 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Allowance for Loan Losses ALLL / Total Loans NCOs Provision Expense NCOs / Average Loans All dollars shown in millions. 11

Capital Total Capital Ratio Tier 1 Common Equity Ratio 14.10% 14.24% 14.21% 11.87% 12.03% 12.02% 13.36% 13.77% 11.52% 12.50% 10.50% 11.15% 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Total Capital Ratio Target Tier 1 Common Equity Ratio Target Tangible Common Equity Ratio 9.15% 9.34% 8.79% 8.53% 8.30% 7.50% 2Q18 3Q18 4Q18 1Q19 2Q19 Tangible Common Equity Ratio Target All capital numbers are considered preliminary. 12

Capital Strategy & Deployment Tangible Book Value Per Share Strategy & Deployment 2Q19 share repurchase inactivity $12.79 primarily due to previously announced Bannockburn acquisition $12.19 $11.72 Board of directors approved $0.01 $11.25 $11.01 increase in dividend to $0.23; results in a 3.8% dividend yield Targeted dividend payout ratio remains 35-40% 2Q18 3Q18 4Q18 1Q19 2Q19 Tangible Book Value per Share 13

3Q19 Outlook1 Annualized loan growth expected to be in the mid single digits on a percentage Balance Sheet basis NIM (FTE) 3.70 - 3.75%, excluding purchase accounting impact Net Interest Margin Compares to 3.81% in 2Q19 Credit Credit outlook remains stable Noninterest income2 $27 - $29 million Includes $3 million expected impact from Durbin Noninterest Expense2 $77 - $79 million Efficiency ratio of 51 – 53% Capital All capital ratios expected to exceed current internal targets Flexibility to evaluate additional deployment opportunities Taxes Effective tax rate of approximately 19.5% M&A Update Bannockburn expected to close in late third quarter 1 See Forward Looking Statement Disclosure on page 2 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. 2 Management’s estimated outlook excludes merger-related activities. 14

Appendix: Non-GAAP Measures The Company’s earnings release and accompanying presentation contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 15

Appendix: Non-GAAP to GAAP Reconciliation

Net interest income and net interest margin - fully tax equivalent

	Three months ended				
	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	June 30, 2018
Net interest income	$ 122,302	$ 121,515	$ 125,959	$ 123,485	$ 123,979
Tax equivalent adjustment	1,416	1,523	1,442	1,567	1,420
Net interest income - tax equivalent	$ 123,718	$ 123,038	$ 127,401	$ 125,052	$ 125,399
Average earning assets	$ 12,294,911	$ 12,163,751	$ 12,003,073	$ 12,056,627	$ 12,120,000
Net interest margin[1]	3.99 %	4.05 %	4.16 %	4.06 %	4.10 %
Net interest margin (fully tax equivalent)[1]	4.04 %	4.10 %	4.21 %	4.12 %	4.15 %

[1] Margins are calculated using net interest income annualized divided by average earning assets.

The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST

first financial bancorp

All dollars shown in thousands.

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Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	June 30, 2018
	Three months ended				
Net income (a)	$ 52,703	$ 45,839	$ 55,014	$ 50,657	$ 36,418
Average total shareholders' equity	2,146,997	2,094,234	2,042,884	2,021,400	2,000,093
Less:					
Goodwill	(879,726)	(878,541)	(878,669)	(882,917)	(883,179)
Other intangibles	(37,666)	(39,900)	(42,305)	(43,830)	(44,383)
MSR's	(9,906)	(9,896)	(9,986)	(9,183)	(9,895)
Average tangible equity (b)	1,219,699	1,165,897	1,111,924	1,085,470	1,062,636
Total shareholders' equity	2,188,189	2,130,419	2,078,249	2,035,520	2,012,937
Less:					
Goodwill	(879,727)	(879,727)	(880,251)	(881,033)	(883,025)
Other intangibles	(36,349)	(38,571)	(40,805)	(43,356)	(42,891)
MSR's	(10,086)	(9,891)	(9,974)	(9,971)	(8,740)
Ending tangible equity (c)	1,262,027	1,202,230	1,147,219	1,101,160	1,078,281
Total assets	14,437,663	14,074,263	13,986,660	13,842,667	13,920,167
Less:					
Goodwill	(879,727)	(879,727)	(880,251)	(881,033)	(883,025)
Other intangibles	(36,349)	(38,571)	(40,805)	(43,356)	(42,891)
MSR's	(10,086)	(9,891)	(9,974)	(9,971)	(8,740)
Ending tangible assets (d)	13,511,501	13,146,074	13,055,630	12,908,307	12,985,511
Risk-weighted assets (e)	10,663,459	10,358,805	10,241,159	10,222,466	10,251,147
Total average assets	14,102,733	13,952,551	13,768,958	13,822,675	13,956,360
Less:					
Goodwill	(879,726)	(878,541)	(878,669)	(882,917)	(883,179)
Other intangibles	(37,666)	(39,900)	(42,305)	(43,830)	(44,383)
MSR's	(9,906)	(9,896)	(9,986)	(9,183)	(9,895)
Average tangible assets (f)	$ 13,175,435	$ 13,024,214	$ 12,837,998	$ 12,886,745	$ 13,018,903
Ending shares outstanding (g)	98,647,690	98,613,872	97,894,286	97,914,526	97,904,897
Ratios					
Return on average tangible shareholders' equity (a)/(b)	17.33%	15.95%	19.63%	18.52%	13.75%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	9.34%	9.15%	8.79%	8.53%	8.30%
Risk-weighted assets (c)/(e)	11.84%	11.61%	11.20%	10.77%	10.52%
Average tangible equity as a percent of average tangible assets (b)/(f)	9.26%	8.95%	8.66%	8.42%	8.16%
Tangible book value per share (c)/(g)	$ 12.79	$ 12.19	$ 11.72	$ 11.25	$ 11.01

FIRST
first financial bancorp

All dollars shown in thousands.

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Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	2Q19 As Reported	2Q19 Adjusted	1Q19 As Reported	1Q19 Adjusted	4Q18 As Reported	4Q18 Adjusted	3Q18 As Reported	3Q18 Adjusted	2Q18 As Reported	2Q18 Adjusted
Net interest income (f)	$ 122,302	$ 122,302	$ 121,515	$ 121,515	$ 125,959	$ 125,959	$ 123,485	$ 123,485	$ 123,979	$ 123,979
Provision for loan and lease losses (j)	6,658	6,658	14,083	14,083	5,310	5,310	3,238	3,238	3,735	3,735
plus: provision expense adjustment										
Noninterest income	34,638	34,638	26,827	26,827	29,504	29,504	28,684	28,684	28,256	28,256
less: gains from the redemption of off balance sheet securitizations						(1,645)				
plus: Bankcard interchange								340		341
less: gains (losses) on sale of investment securities		52		(34)		(60)		(279)		(30)
Total noninterest income (g)	34,638	34,586	26,827	26,861	29,504	27,919	28,684	29,303	28,256	28,627
Noninterest expense	84,378	84,378	78,499	78,499	83,352	83,352	85,415	85,415	102,755	102,755
less: severance and merger-related expenses		5,187		1,734		7,485		7,405		23,943
less: other		336		78						
Total noninterest expense (e)	84,378	78,855	78,499	76,687	83,352	75,867	85,415	78,010	102,755	78,812
Income before income taxes (i)	65,904	71,375	55,760	57,606	66,801	72,701	63,516	71,540	45,745	70,059
Income tax expense	13,201	13,201	9,921	9,921	11,787	11,787	12,859	12,859	9,327	9,327
plus: tax effect of adjustments		785		388		1,239		1,685		5,106
Total income tax expense (h)	13,201	13,986	9,921	10,309	11,787	13,026	12,859	14,544	9,327	14,433
Net income (a)	$ 52,703	$ 57,389	$ 45,839	$ 47,297	$ 55,014	$ 59,675	$ 50,657	$ 56,996	$ 36,418	$ 55,626
Average diluted shares (b)	98,648	98,648	98,436	98,436	98,468	98,468	98,484	98,484	98,432	98,432
Average assets (c)	14,102,733	14,102,733	13,952,551	13,952,551	13,768,958	13,768,958	13,822,675	13,822,675	13,956,360	13,956,360
Average shareholders' equity	2,146,997	2,146,997	2,094,234	2,094,234	2,042,884	2,042,884	2,021,400	2,021,400	2,000,093	2,000,093
Less:										
Goodwill and other intangibles	(927,298)	(927,298)	(928,337)	(928,337)	(930,960)	(930,960)	(935,930)	(935,930)	(937,457)	(937,457)
Average tangible equity (d)	1,219,699	1,219,699	1,165,897	1,165,897	1,111,924	1,111,924	1,085,470	1,085,470	1,062,636	1,062,636
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.53	$ 0.58	$ 0.47	$ 0.48	$ 0.56	$ 0.61	$ 0.51	$ 0.58	$ 0.37	$ 0.57
Return on average assets - (a)/(c)	1.50%	1.63%	1.33%	1.38%	1.59%	1.72%	1.45%	1.64%	1.05%	1.60%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	2.06%	2.22%	2.03%	2.08%	2.08%	2.25%	1.92%	2.15%	1.42%	2.12%
Return on average tangible shareholders' equity - (a)/(d)	17.33%	18.87%	15.95%	16.45%	19.63%	21.29%	18.52%	20.83%	13.75%	21.00%
Efficiency ratio - (e)/((f)+(g))	53.8%	50.3%	52.9%	51.7%	53.6%	49.3%	56.1%	51.1%	67.5%	51.6%
Effective tax rate - (h)/(i)	20.0%	19.6%	17.8%	17.9%	17.6%	17.9%	20.2%	20.3%	20.4%	20.6%

FIRST

first financial bancorp

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